Exhibit 2.0
Agreement and Plan of Reorganization
Effective Date August 17, 2000


                      AGREEMENT AND PLAN OF REORGANIZATION

         This agreement is entered into the 27th day of July, 2000 between OMNINET MEDIA.COM, INC., a Nevada corporation, (herein, "Company"), MAS ACQUISITION XXV CORP., an Indiana corporation, (herein, "MAS")and MAS Capital Inc. (herein, "MAS Capital"). The Company , MAS and MAS Capital desire to enter into this Agreement and Plan of Reorganization whereby the Company will acquire voting control, reorganize MAS and become a successor issuer to MAS's Securities and Exchange Commission (SEC) reporting obligations as provided for in SEC Rule 12g-3(a).

         For good and valuable consideration, receipt of which is acknowledged the parties agree, represent and warrant the following:

                                    Agreement
                                    ---------

A. Sale of Shares. The Company agrees to purchase 5,000,000 MAS shares from MAS and MAS agrees to sell 5,000,000 MAS shares to the Company. The purchase price is Five Thousand ($5,000) Dollars. The MAS shares will be issued under the securities transaction exemption afforded by Section 4(2) of the Securities Act of 1933, as amended.

B. Reorganization. In connection with a corporate succession transaction by means which may include, but not be limited to, merger, consolidation, exchange of securities acquisition of assets, or otherwise, MAS Capital, Inc. agrees tender Eight Million Two Hundred Fifty Thousand (8,250,000) MAS shares for cancellation at closing. In consideration for this action, Omninet agrees to pay and deliver to MAS Capital:(a) Forty-five Thousand ($45,000) Dollars and issue Twenty-five Thousand (25,000)of OmniNet common shares. The Omninet shares will be issued under the securities transaction exemption afforded by Section 4(2) of the Securities Act of 1933, as amended.

C. Representations, Warranties and Covenants of the Company: The Company represents and warrants to Seller as of the date hereof and as of the Closing
Date:

         SECTION 1. Enforceability of Agreement Against the Company. The Company has all necessary power and authority to enter into this Agreement to which it is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with the respective terms.

         SECTION 2. Incorporation, Authority and Qualification of The Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has all necessary corporate power and authority to carry on the business now being conducted by it. The Company is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

         SECTION 3. No Conflict. The execution and delivery by the Company of this Agreement and each Related Document to which the Company is a party has been obtained and all applicable filings and notifications required by law, agreement or otherwise have been made, the performance by the Company of this Agreement and each Related Document to which they are parties will not:

         (a) Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of the Company;

         (b) Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Company;

         (c) Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

         (d) Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to the Company's business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

         SECTION 4. Consents, Approvals and Notifications. The execution and delivery by the Company of this Agreement and each Related Document to which it is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person with the exception of filings required by the Securities and Exchange Commission, including, but not limited to, a Current Report on Form 8-K which will be filed by the Company on, or before 15 days from the date of closing. The Company will become a successor issuer under Securities and Exchange Commission Rule 12g-3(a) and will elect successor issuer status.

         SECTION 5.        Financial Statements.
                           --------------------

                  5.1 The Company has furnished to Seller copies of (a) audited balance sheets of the Company and audited statements of income, changes in shareholders' equity and statements of cash flow for the period ending December 31, 1998 and 1999, together with the reports and notes thereon, independent certified public accountants (collectively, the "Audited Financial Statements").

                  5.2 The Audited Financial Statements (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and (b) assuming the Company will continue as a going concern, are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates.

                  5.3 To the knowledge of the Company, the Interim Financial Statements, if prepared, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements), and (b) assuming the Company will continue as a going concern, are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates.

         SECTION 6. Litigation. There is no claim, action, investigation, arbitration or proceeding pending or, threatened against the Company, or against or relating to any of the assets or the ability of the Company to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority. Company is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

         SECTION 7. Environmental Matters. The Company has not used any property, real or personal to generate, manufacture, refine, transport, treat, store, handle, or dispose of any hazardous substances except in accordance with all applicable federal and state environmental laws.

         SECTION 8. Taxes. The Company has or will duly file or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and the Company has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by the Company to be adequate with respect thereto. No events have occurred which could impose upon Seller, any transferee liability for any taxes, penalties, or interest due or to become due from the Company.

         SECTION 9. Absence of Changes. Since the date of the Audited Financial Statements, the Company has operated its business in the ordinary course consistent with past practices and there has not been, except as disclosed in this Agreement or the Exhibits attached hereto:

         i.   any Material Adverse Effect;

         ii. any damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property used or useful in the business operations, normal wear and tear excepted;

         iii. any payments, discharges or satisfactions by the Company of any liens, claims, charges or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the business operations, other than in the ordinary course of the business and consistent with past practice;

         iv. any licenses, sales, transfers, pledges, mortgages or other dispositions of any tangible or intangible assets having a value over $1,000 (in the aggregate) used or held for use in connection with the operation of the business, other than in the ordinary course of business and consistent with past practice;

         v. any write-offs as uncollectible of any accounts receivable or notes receivable of the operations, or any portion thereof, not provided for in the allowance for uncollectible accounts in the Interim Financial Statements;

         vi. any cancellations of any material debts or claims of, or any amendments, terminations or waivers of any rights of material value to, the business operations;

         vii. any   general  uniform  increase  in or  change  in the  method of computing the compensation of employees of the Company who perform services for the benefit of the business operations;

         viii. any material changes in the manner in which the Company extends discount or credits to customers or otherwise deals with customers of its business;

         ix. any material changes in the accounting methods or practices followed by the Company and or any changes in depreciation or amortization policies or rates theretofore adopted;

         x. any capital commitments by the Company and for additions to property, plant or equipment of the business operations;

         xi. any agreements or commitments to merge or consolidate with or otherwise acquire any other corporation, association, firm or other business organization or division thereof;

         xii. any declarations of dividend, payment of any dividend, issuance of any securities, purchase or redemption of any securities, commitments or authorizations for any changes to its Articles of Incorporation or amendments to any by-laws, conversions of any options, warrants or otherwise into common shares, and except as disclosed in paragraph B.3. relating to the total shares issued and outstanding which resulted from a corporate reorganization;

         xiii. any other material transaction relating to the Company other than in the ordinary course of the business and consistent with past practice; or

         xiv. any agreements or understandings, whether in writing or otherwise, for the Company to take any of the actions specified in items i. through xii. above.

         SECTION 10. Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $1,000.

         SECTION 11. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, the Company has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

D. Representations, Warranties Covenants of Seller and MAS: MAS and Seller represent and warrant to the Company as of the date hereof and as of the Closing
Date:

         SECTION 1. Enforceability of Agreement Against the Seller and MAS. MAS and Seller have all necessary power and authority to enter into this Agreement to which each is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the Seller and MAS enforceable against each in accordance with the respective terms.

         SECTION 2. Shares. Seller's shares have been validly issued and are free and clear of all liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of shares or other ownership interests in the Shares, except for this Agreement.

         SECTION 3. Incorporation, Authority and Qualification of MAS. MAS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana. MAS has all necessary corporate power and authority to carry on the business now being conducted by it. MAS is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. MAS is authorized to issue 80,000,000 common shares, par value $0.001 per share. The company has 8,519,900 common shares issued and outstanding. MAS is authorized to issue 20,000,000 shares of preferred stock, par value $0.001 per share. No preferred shares have been issued. No other classes of stock are authorized or issued except as set forth herein. There are no outstanding options, warrants, rights, director/officer compensation rights, or otherwise, other than those disclosed herein and the financial statements.

         SECTION 4. No Conflict. The execution and delivery by the Seller and MAS of this Agreement and each Related Document to which the each is a party have been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by the Seller and MAS of this Agreement and each Related Document to which each is a party will not:

         (i) Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of MAS;

         (ii) Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to MAS or Seller;

         (iii) Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

         (vi) Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to MAS or Seller's business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

         SECTION 5. Consents, Approvals and Notifications. The execution and delivery by the Seller and MAS of this Agreement and each Related Document to which each is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person, with the exception of filings required by the Securities and Exchange Commission, including, but not limited to, a Current Report on Form 8-K which will be filed by the Company on, or before 15 days from the date of closing.

         SECTION 6.        Financial Statements.
                           --------------------

                  6.1 Seller and MAS have furnished to the Company copies of (a) audited balance sheets of the Company and audited statements of income, changes in shareholders' equity and statements of cash flow for the period ending December 31, 1999, together with interim financial statements and the reports and notes thereon, independent certified public accountants (collectively, the "Audited Financial Statements").

                  6.2 The Audited Financial Statements (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and are true and correct and present fairly in all material respects the financial condition of MAS and the results of operations and changes in cash flow of MAS for the periods to which each relates.

                  6.3 To the knowledge of the Seller and MAS , the Interim Financial Statements, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements), and are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of MAS for the periods to which each relates.

         SECTION 7. Litigation. There is no claim, action, investigation, arbitration or proceeding pending or, threatened against MAS, or against or relating to any of the assets or the ability of it to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority. MAS is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

         SECTION 8. Contracts. To the extent applicable, Exhibit "A" contains an accurate and complete list of all written and oral agreements and contracts in effect on the date of this Agreement to which MAS is a party in connection with the business operations or by which any of its properties or assets relating to the operation are bound. The are no contracts in formation or which are capable of subsequent formation as a result of future satisfied conditions. MAS has made available to the Company true and complete copies of the contracts (including any amendments or modifications thereto).

         SECTION 9. Environmental Matters. MAS has not used any property, real or personal to generate, manufacture, refine, transport, treat, store, handle, or dispose of any hazardous substances except in accordance with all applicable federal and state environmental laws.

         SECTION 10. Taxes. MAS has or will duly file or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by it to be adequate with respect thereto.

         SECTION 11. Absence of Changes. Since the date of the Audited Financial Statements, including its interim unaudited financial statements filed on Form 10-QSB with the Securities and Exchange Commission, MAS has operated its business in the ordinary course consistent with past practices and there has not been, except as disclosed in this Agreement or the Exhibits attached hereto:

         i.   any Material Adverse Effect;

         ii. any damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property used or useful in the business operations, normal wear and tear excepted;

         iii. any payments, discharges or satisfactions by it of any liens, claims, charges or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the business operations, other than in the ordinary course of the business and consistent with past practice;

         iv. any licenses, sales, transfers, pledges, mortgages or other dispositions of any tangible or intangible assets having a value over $1,000 (in the aggregate) used or held for use in connection with the operation of the business, other than in the ordinary course of business and consistent with past practice;

         v. any write-offs as uncollectible of any accounts receivable or notes receivable of the operations, or any portion thereof, not provided for in the allowance for uncollectible accounts in the Interim Financial Statements;

         vi. any cancellations of any material debts or claims of, or any amendments, terminations or waivers of any rights of material value to, the business operations;

         vii. any general uniform increase in or change in the method of computing the compensation of employees of it who perform services for the benefit of the business operations;

         viii. any material changes in the manner in which MAS extends discount or credits to customers or otherwise deals with customers of its business;

         ix. any material changes in the accounting methods or practices followed by MAS and or any changes in depreciation or amortization policies or rates theretofore adopted;

         x. any capital commitments by MAS and for additions to property, plant or equipment of the business operations;

         xi. any agreements or commitments to merge or consolidate with or otherwise acquire any other corporation, association, firm or other business organization or division thereof;

         xii. any declarations of dividend, payment of any dividend, issuance of any securities, purchase or redemption of any securities, commitments or authorizations for any changes to its Articles of Incorporation or amendments to any by-laws, conversions of any options, warrants or otherwise into common shares, and except as disclosed in paragraph B.1. relating to the total shares issued and outstanding which resulted from a corporate reorganization;

         xiii. any other material transaction relating to MAS other than in the ordinary course of the business and consistent with past practice; or

         xiv. any agreements or understandings, whether in writing or otherwise, for MAS to take any of the actions specified in items i. through xii. above.

         SECTION 12. Undisclosed Liabilities. MAS does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $100.00. MAS is obligated to pay MAS Capital, Inc. the sum of Five Thousand ($5,000) in fees. These funds will be paid to MAS Capital at closing from the proceeds of the shares sold to the Company.

         SECTION 13. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, MAS has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

         SECTION 14. Change in Control of MAS. The MAS Board of Directors will nominate James A. Graves as a successor director and President of MAS, effective at closing.

E.     Miscellaneous Provisions.
       -------------------------

         SECTION 1. Conditions to Closing
                    ---------------------

                  1.1 Escrow Agent. Gregory M. Wilson, Attorney at Law, will act as Escrow Agent for this transaction, as definitively set forth in the attached Escrow Instructions, Exhibit "B").

                  1.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the purchase of the shares shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the Seller without waiver of any other rights or remedies which Seller may have under this Agreement:

                           i. The Company's Closing  Documents.  At the Closing,
Seller shall have executed and/or delivered the following Related Documents to which they are parties or for which each is responsible: (1) This Agreement, and
(2) payment of purchase price.

                  1.3 Conditions to Obligations of Seller. The obligations of Seller to consummate the sale of the shares contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the Company without waiver of any other rights or remedies which the Company may have under this Agreement.

                  i. Closing Documents. At the Closing, Seller shall have executed and/or delivered this Agreement and delivered the MAS shares to the Escrow Agent.

         SECTION 2. Indemnification.
                    ----------------

                  2.1 Survival. All representations and warranties and covenants and agreements contained herein shall survive the execution of hereof and the Closing Date. Any investigations by or on behalf of any party shall not constitute a waiver as to enforcement of any representation, warranty or covenant contained in this Agreement. No notice or information delivered by one party shall affect the other party's right to rely on any representation or warranty made by the party delivering the notice or information or relieve that party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         SECTION 3.  General Provisions.
                     -------------------

                  3.1 Headings and Interpretation. The headings used in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

                  3.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

                  3.3 Entire Agreement. This Agreement represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

                  3.4 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

                  3.5 Applicable Law. This Agreement shall be governed by the substantive laws of the State of Nevada, without regard to its conflict of laws provisions.

                  3.6 Counterparts and Facsimile Transmission Copies of Originals. This Agreement may be executed in several original or facsimile copy counterparts and all so executed and transmitted shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart. Facsimile transmitted signatures shall be deemed valid as though they were originals and the parties may perform any and all obligations and duties in reliance on the facsimile copies.

                  3.7 Further Assurances, Additional Documents, Etc. The parties will cooperate with each other to accommodate the intent of this agreement. MAS and Seller will provide the Company with all financial records of MAS so that there will be a seamless financial transition.

                  IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Stock Purchase Agreement as of the date first written above.

OMNINET MEDIA.COM, INC.             MAS ACQUISITION XXV CORP.


/s/ James A. Graves                 /s/ Aaron Tsai
---------------------------         ---------------------------
By: James A. Graves                 By: Aaron Tsai
Title: Secretary/V.P.               Title: President



SELLER:
MAS Capital Inc.


/s/ Aaron Tsai
----------------
By: Aaron Tsai
Title: President